Exhibit 99.3

September 6, 2011

Dear [Name of Temple-Inland Customer]:

I am writing to share with you some important news about Temple-Inland.

On September 6, Temple-Inland signed an agreement to be purchased by International Paper. Upon completion of the transaction, which we expect will close during the first quarter of 2012, Temple-Inland will become part of International Paper.  Both companies have a shared focus on low-cost mills, complementary converting systems and high levels of box integration.  The combination will bring together two leading North American corrugated packaging businesses.

While the transaction is being completed, it will be business-as-usual at Temple-Inland. We will continue to meet your needs with the same quality service you have come to expect.  Your contacts at Temple-Inland will remain the same, so please continue to interact with your usual representative. We will communicate any planned changes for the combined company well in advance of any such changes to ensure a smooth, seamless transition.

The attached press release contains more information about this transaction.  If you have any additional questions, please call your regular contact at Temple-Inland.

We appreciate your business, interest and support and look forward to working with you for many years to come.

Doyle Simons
Chief Executive Officer

Cautionary Statement Regarding Forward-Looking Information

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions elsewhere in this document.  All forward-looking statements are subject to a number of important factors, risks, uncertainties, and assumptions that could cause actual results to differ materially from those described in any forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction and the satisfaction of the conditions precedent to consummation of the proposed transaction. These factors and risks include, but are not limited to, the strategic opportunity and perceived value to Temple-Inland’s stockholders of the transaction, general economic conditions, demand for new housing, accuracy of certain accounting assumptions, changes in actual or forecasted cash flows, competitive pressures, future sales volume, significant increases in the costs of certain commodities, timely implementation of price increases, successful execution of cost saving strategies, changes in tax laws, integration risks associated with recent acquisitions, changes in weighted average shares for diluted EPS, increases in transportation costs, and other financial, operational, and legal risks and uncertainties detailed from time to time in Temple-Inland’s and IP’s cautionary statements contained in its filings with the SEC, such as their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The forward-looking statements included in this document are made only as of the date hereof. Temple-Inland disclaims and does not undertake any obligation to update or revise any forward-looking statement in this document except as required by law.

Additional Information and Where to Find It

Temple-Inland intends to file with the SEC a proxy statement in connection with the proposed transaction with IP. The definitive proxy statement will be sent or given to the stockholders of Temple-Inland and will contain important information about the proposed transaction and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by Temple-Inland with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Temple-Inland by contacting Investor Relations by mail at Attention: Investor Relations, 1300 S Mopac Expy FL 3, Austin, TX 78746.

Participants in the Solicitation

Temple-Inland and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Temple-Inland stockholders in connection with the proposed transaction.  Information about Temple-Inland’s directors and executive officers is set forth in its proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on March 23, 2011, and its Annual Report on Form 10-K for the year ended January 1, 2011, filed on February 22, 2011. These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at Attention: Investor Relations, 1300 S Mopac Expy FL 3, Austin, TX 78746, or by going to Temple-Inland’s Investor Relations page on its corporate website at www.templeinland.com.  Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that Temple-Inland intends to file with the SEC.